SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

STAR SCIENTIFIC, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

STAR SCIENTIFIC, INC.

801 LIBERTY WAY

CHESTER, VIRGINIA 22836

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 3, 2004

To our stockholders:

You are invited to attend the 2004 Annual Meeting of Stockholders of Star Scientific, Inc. to be held in the James River Salon of The Omni Richmond Hotel, located at 100 South Twelfth Street, Richmond, Virginia, on Friday, December 3, 2004, at 10:00 A.M., local time, for the following purposes:

1.    Elect five members of the Board of Directors for one-year terms;

2.    To approve the amendment to the Company’s 2000 Equity Incentive Plan to increase each independent director’s annual retainer option grant;

3.    Ratify the appointment of Aidman, Piser & Company, P.A. as independent auditors to audit the Company’s 2004 financial statements; and

4.    Act upon such other matters as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about Star Scientific, Inc. is contained in the accompanying Annual Report to Stockholders for the fiscal year ended December 31, 2003.

The Board of Directors has fixed the close of business on October 28, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Consequently, only holders of our common stock of record on the transfer books of the Company at the close of business on October 28, 2004 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the 2004 annual meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. We have enclosed a postage-prepaid envelope for that purpose. If you attend the annual meeting, you may vote in person even if you have already returned a proxy.

FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED STAR SCIENTIFIC COMMON STOCK AS OF OCTOBER 28, 2004. IN ORDER TO VOTE AT THE MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.

By Order of the Board of Directors

Robert E. Pokusa

Secretary

Chester, Virginia

November 4, 2004

PROXY STATEMENT

The 2004 Annual Meeting of Stockholders of Star Scientific, Inc., a Delaware corporation (“Star” or the “Company”), will be held in the James River Salon of The Omni Richmond Hotel, located at 100 South Twelfth Street, Richmond, Virginia, on Friday, December 3, 2004, at 10:00 A.M. local time. Copies of this proxy statement and the accompanying proxy, which are being solicited by the Company’s Board of Directors, are being mailed on or about November 4, 2004, to holders of record of the Company’s common stock, par value $.0001 per share as of October 28, 2004.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 28, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 66,185,948 shares of our common stock issued and outstanding held by approximately 786 stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the annual meeting and any adjournments or postponements of that meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the annual meeting is required in order to constitute a quorum. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the annual meeting and (2) the proposals to amend the Company’s 2000 Equity Incentive Plan and to ratify the appointment of Aidman, Piser & Company, P.A. as the Company’s independent auditors must be approved by the affirmative vote of a majority of the votes properly cast at the annual meeting.

Voting; Proxies; Revocation

Shares of our common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked prior to or at the annual meeting, will be voted at the annual meeting, and at any adjournments, continuations or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted “FOR” the election of the five nominees for directors, amendment to the Company’s 2000 Equity Incentive Plan and ratification of the appointment of independent auditors. Proxies are being solicited on behalf of our Board of Directors.

The person who executes a proxy may revoke it at, or before, the annual meeting by: (A) delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy, (B) duly executing, dating and delivering to our secretary a subsequent proxy, or (C) attending the annual meeting and voting in person. Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

Any written notice revoking a proxy should be delivered to Star Scientific, Inc., 801 Liberty Way, Chester, Virginia, 23836. If your shares are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Abstentions and Broker Non-Votes

An abstention is deemed present but it is not deemed a vote cast. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are included in determining whether a quorum is present but are not included in the tabulation of the voting results. As such, abstentions and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding common stock.

Proxy Solicitation

We are soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before our annual meeting. However, if other matters are properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If a quorum is not present at our annual meeting, it may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at our annual meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the annual meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Company does not currently intend to seek an adjournment of the annual meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Five directors are to be elected at the annual meeting to serve until the next annual meeting of stockholders or until their respective successors are elected or appointed or their earlier removal or resignation. Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the annual meeting. The Board of Directors recommends that you vote “FOR” all of the nominees listed below.

Nominees for Election at the Annual Meeting

Set forth below is biographical information for each person nominated to the Board of Directors.

John R. Bartels, Jr.    Mr. Bartels, 69, has served as a director of the Company since January 2002. Mr. Bartels currently is of counsel at the law firm of Bartels & Feurelsen LLP where he was a senior partner from 1988 until 2002. From 1986 to 1992, Mr. Bartels served as a member of the Board of Directors, and general counsel, of Florida Digital Network, Inc. Mr. Bartels also has served as special labor counsel to several corporations and local businesses. Mr. Bartels received his B.A., Magna Cum Laude, from Harvard University in 1956, and an LL.B. in 1960. He attended the University of Munich in 1957 as a Fulbright Scholar where he was an Adenauer Scholar. His professional credits include: Adjunct Professor, Rutgers University School of Law 1969-1971; Instructor, Trial Advocacy, Pace Law School 1978-1986, Assistant U.S. Attorney, Southern District of New York, 1964-1968; Recipient, Outstanding Service Award, U.S. Department of Justice 1970; and Chief, Organized Strike-Force, U.S. Department of Justice, Newark, New Jersey. In 1972 and 1973, Mr. Bartels was counsel to Governor Nelson Rockefeller, where he served as Chief Investigator on the “Hoover Commission” to investigate and recommend improvements to New York City government. Additionally, from 1972 to 1973, Mr. Bartels was the Deputy Assistant Attorney General for the U.S. Department of Justice, Criminal Division. From 1973 to 1975, he was the first Administrator for the U.S. Drug Enforcement Administration, established by Congress in 1973, and in 1974 he was a Delegate from the U.S. Delegation to the U.N. Commission of Narcotic Drugs. Mr. Bartels’ professional memberships include The New York State and American Bar Associations, and he is a Fellow of the American College of Trial Lawyers. Mr. Bartels was a recipient of the Pace Law School Leadership Award in 1990 and received the Commissioner’s Award from the Royal Mounted Canadian Police in 1974.

Whitmore B. Kelley.    Mr. Kelley, 60, has served as a director of the Company since April 2001. Mr. Kelley is the principal shareholder of Berkshire Holding Corporation, which he founded in 1967, and has served as Vice Chairman since 1990. Berkshire engineers and produces cleaning, contamination removal and contamination control products for critical environments, with subsidiary operations throughout Europe and Asia. Mr. Kelley founded Ridefilm Corporation in 1990, the first entertainment simulator film studio, which is now a wholly-owned subsidiary of Imax Corporation. From 1998-2000, Mr. Kelley was the Vice Chairman of the Gilder Group, a publishing, consulting and conference company. In 1999, Mr. Kelley founded Hon Tre Partners, a company that is engaged in the fine dining restaurant business, and serves as Chairman. He was a founder in 1999 and is currently Chairman Emeritus of The Special Opportunities Group, LLC, a venture capital company. Since 1992, Mr. Kelley has served on the Board of PJC Technologies, an advanced custom circuit board company.

Paul L. Perito.    Mr. Perito, 67, is the Company’s Chairman, President and Chief Operating Officer. He has served as Chairman of the Company since August 2000, as a director of the Company since December 1999 and as the Company’s President and Chief Operating Officer since November 1999. Mr. Perito served as the Company’s Executive Vice President, General Counsel and Chief Ethics Officer from June 1999 through November 1999. Previously, Mr. Perito was a senior partner in the law firm of Paul, Hastings, Janofsky & Walker LLP (“PHJ&W”) from July 1991 until June 1999 when he became a senior counsel to the firm at the time he joined the Company. Mr. Perito resigned his position as senior counsel to PHJ&W as of March 31, 2001 after serving as National Co-Chair of the White Collar Corporate Defense Practice Group at PHJ&W since 1991, and

Chair of the Litigation Department in that firm’s Washington, D.C. office since 1995. Prior to his re-entry into private practice, he served as Chief Counsel and Deputy Director of the White House Special Action Office on Drug Abuse Prevention (“Drug Czar’s Office”) from 1971 to 1973. Mr. Perito was confirmed by the Senate for that position in March 1972. From 1970 to 1971, Mr. Perito served as Chief Counsel and Staff Director to the U.S. House of Representatives Select Committee on Crime. Immediately prior to serving the Congress, Mr. Perito was an Assistant United States Attorney in the Southern District of New York, U.S. Department of Justice from 1966 to 1970. Mr. Perito graduated from Tufts University, Magna Cum Laude and Phi Beta Kappa and from the Harvard Law School. Mr. Perito was a Rotary International Scholar at the Victoria University of Manchester in Manchester, England and in Lund University, Lund, Sweden in P.P.E. in 1960-61 before entering Harvard Law School. Mr. Perito graduated from Harvard Law School (LLB/JD), as an Edward John Noble Scholar, in 1964 and was thereafter admitted to the Bar of the Commonwealth of Massachusetts. He is also a member of the District of Columbia Bar and is admitted to practice in numerous federal District Courts, Courts of Appeal and the United States Supreme Court. Mr. Perito is the President of the Harvard Law School Association of Greater Washington, a member of the Executive Committee of the Harvard Law School Association, and Secretary to the Harvard Law School Association. He is Chairman of the Harvard Law School Class of 1964 Reunion and Fund Committees. Also, Mr. Perito is a member of the International Board of Overseers of Tufts University.

Leo S. Tonkin.    Mr. Tonkin, 67, has served as a director of the Company since October 1998. He established the Washington Workshops Foundation in 1967, and has served as Founding Director since that time. Since 1999 he also has served as President and Director of Travel Seminars, Inc. He served as a member of the White House Conference on Youth in 1971, Special Assistant to the Chairman of the U.S. House of Representatives Select Committee on Crime, Legal Consultant to the U.S. House of Representatives Higher Education Subcommittee, and Executive Director of the Commissioners’ Council on Higher Education in Washington, D.C. He has served as Chairman of the Board of Trustees of St. Thomas Aquinas College and as a Board member of Southeastern University and Immaculata College. He is a vice president of the London, England Federation of Youth Clubs and advisor to the Retinitis Pigmentosa Foundation in California. Mr. Tonkin is a graduate of Johns Hopkins University and received his law degree from Harvard Law School. He holds an honorary Doctor of Pedagogy degree from St. Thomas Aquinas College and the State University of New York.

Jonnie R. Williams.    Mr. Williams, 49, has served as the Company’s Chief Executive Officer since November 1999 and has served as a director of the Company since 1998. Mr. Williams was one of the original founders of Star Tobacco, Inc., and served as Chief Operating Officer (“COO”), and Executive Vice President (“EVP”) until July 1999. On July 1, 1999, in order to concentrate upon the expanding demands of the Company’s sales and new product development, Mr. Williams resigned as COO and EVP to assume the primary responsibilities of Director of Product Development and Sales. Mr. Williams, a principal stockholder of the Company, is also the inventor of the StarCured™ tobacco curing process for preventing or significantly retarding the formation of TSNAs in tobacco and tobacco smoke. Mr. Williams has been involved in venture capital start-up bio-tech companies for over a decade where he has been either a major shareholder or a co-founder of the following companies: LaserSight, LaserVision and VISX. Mr. Williams is also one of the owners of Regent Court Technologies LLC and is a principal in Jonnie Williams Venture Capital Corp.

Executive Officers

Set forth below is biographical information for each executive officer of the Company who is not also a director.

Sheldon L. Bogaz.    Mr. Bogaz, 38, has served as ST’s Vice President of Trade Operations since October 2000 and is responsible for managing customer relationships, developing new business, and formulating and implementing pricing and trade programs. He served as the Vice President of Sales and Trade Operations of the Company from September 1995 to October 2000. Prior to joining the Company in 1995, Mr. Bogaz served as a Commercial Lender with NationsBank from 1992 to 1995. He holds a Bachelor of Science Degree in Business Administration from Virginia Commonwealth University.

David M. Dean.    Mr. Dean, 44, has served as Vice President of Sales and Marketing of the Company since November 1999. From 1998 to October 1999, he served as a Principal of Group Insurance Concepts of Virginia, L.L.C., an employee benefits consulting firm and an affiliate of Northwestern Mutual. From 1984 to 1998, Mr. Dean was employed with Trigon Blue Cross/Blue Shield in Richmond, Virginia, where he held a variety of executive positions over a 14 year period, including Vice President of the Eastern Region from 1994 to 1996, Vice President of Sales from 1996 to 1997 and Vice President of Sales and Account Management for the Eastern and Western Regions from 1997 to 1998. Trigon Blue Cross/Blue Shield is the largest health insurer in Virginia and was purchased during 2002 by Anthem. Mr. Dean is a graduate of Elon College.

Paul H. Lamb, III.    Mr. Lamb, 71, has served as President of Star Tobacco since December 1998. From 1990 to 1994, he served as President of Star Tobacco, and he has served as a director of Star Tobacco since 1990. He served as a consultant to the Company from 1994 until assuming his current position in December 1998. From 1986 to 1990, Mr. Lamb founded and operated Lamb Services, Ltd., an engineering consulting firm, and from 1958 to 1986 he was employed with Brown & Williamson Tobacco Corporation where he held a variety of engineering positions. Mr. Lamb served as a director of the Southside Regional Medical Center in Petersburg, Virginia for twenty-six years. Mr. Lamb graduated from Virginia Military Institute (VMI) with a degree in civil engineering.

Christopher G. Miller.    Mr. Miller, 46, has served as the Company’s Acting Chief Financial Officer from April 2000 until September 2000, and as Chief Financial Officer beginning in September 2000 and has served as a director of the Company from April 2000 to October 2004. He is a founder and serves as Chief Executive Officer of The Special Opportunities Group, LLC. Prior to his service at The Special Opportunities Group, Mr. Miller served as Chief Financial Officer of The Gilder Group from 1998 to 1999, Founder and Chief Executive Officer of American Healthcare, Ltd. from 1994 to 1998, Founder and Chief Executive Officer of International Medical Care, Ltd. from 1992 to 1993, and Chief Financial Officer and Executive Vice President of Hospital Corporation International from 1991 to 1992. Upon his graduation from Harvard Business School, Mr. Miller was employed by Bear Stearns Companies Inc. in New York as an Associate in Investment Banking. Mr. Miller serves on the Board of Directors of SignalQuest and Zhou Li’s Marco Polo Collections. Mr. Miller graduated from the U.S. Military Academy at West Point in 1980 with a B.S. in Engineering and received an MBA from Harvard Business School in 1987.

Robert E. Pokusa.    Mr. Pokusa, 53, has served as General Counsel of the Company since March 2001. From 1991 to March 2001, he was associated with Paul, Hastings, Janofsky & Walker LLP during which time he worked on a number of matters for the Company and concentrated his practice in the areas of complex civil litigation and administrative law. From 1980 to 1991, Mr. Pokusa was associated with the law firms of Perito, Duerk & Carlson; Finley, Kumble, Wagner, Hiney, Underburg, Manley, Meyerson & Casey; and Washington, Perito and Dubuc. Mr. Pokusa received his Bachelor of Arts Degree from Montclair State University and his law degree from The American University, Washington College of Law. He is a member of the Virginia and District of Columbia bars.

BOARD ORGANIZATION AND MEETINGS

Our Board of Directors held eight meetings during 2003. Each of the incumbent directors attended the 2003 Annual Meeting of Stockholders and at least 75% of the aggregate of all meetings of the Board of Directors and each member of a committee of the Board of Directors attended at least 75% of the committee’s meetings during the period he served thereon. On October 28, 2004, Christopher Miller resigned as a director in order for the Company to comply with the independence requirements for the Board of Directors under the NASDAQ rules. All directors are expected to attend each meeting of the Board and the committees on which he serves, and are also encouraged to attend the Annual Meeting of Stockholders.

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications which are received by the Secretary for the Board’s attention, or summaries thereof, will be forwarded to the Board, has served the Board’s and the stockholders’ needs. In view of recently adopted SEC disclosure requirements relating to this issue, the Board of Directors may consider developing more specific procedures. Until any other procedures are developed, any communications to the Board of Directors should be sent to it in care of the Secretary.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee consists of Mr. Kelley, who serves as the Chair, and Messrs. Bartels and Tonkin, each of whom is an independent director as the term is defined in rules of the NASDAQ. The Audit Committee met five times during 2003. The Audit Committee and the Board of Directors have adopted a charter for the Audit Committee, attached hereto as Appendix A, setting forth the structure, powers and responsibilities of the Audit Committee. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by the Board of Directors, each of whom shall satisfy the membership requirements of independence and financial literacy. Our audit committee has determined that Mr. Kelley is an audit committee financial expert as that term is defined under the Securities Exchange Act of 1934. Under its charter, the responsibilities of the Audit Committee include:

•	reviewing and recommending to the Board of Directors annually the selection of the independent auditors;

•	reviewing and discussing with management significant accounting matters;

•	discussing with the independent auditors the conduct of the audit, the adequacy and effectiveness of the Company’s accounting and financial controls and the written disclosures required by Independence Standards Board Standard 1 regarding auditor independence;

•	approving the audited financial statements of the Company to be included in the Company’s Annual Report on Form 10-K; and

•	pre-approve all audit and non-audit services and fees associated with the Company’s independent auditors.

The Compensation Committee consists of Mr. Tonkin, who serves as the Chair, and Messrs. Bartels and Kelley. The Compensation Committee is responsible for (i) recommending to the Board of Directors salaries, bonuses and other forms of compensation for executive officers of the Company, including without limitation stock options, restricted shares and other forms of equity compensation, (ii) considering and adopting changes in the Company’s compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits, (iii) recommending to the Board of Directors changes in director compensation, (iv) performing such duties and exercising such authority as, under the terms of the Company’s 1998 Stock Option Plan, the 2000 Equity Incentive Plan and 2000 Performance Bonus Plan, may be assigned to a committee of the Board, and (v) performing such other duties and exercising such other authority as may be assigned from time to time to the Committee by the Board of Directors. The Compensation Committee met six times during 2003.

The Nominating Committee consists of Messrs. Bartels and Tonkin, each of whom is an independent director as the term is defined in the rules of the NASDAQ. The Nominating Committee was formed in January 2002 and met one time in 2003. The Board of Directors has adopted a charter, attached hereto as Appendix B, governing the activities of the Nominating Committee. The Nominating Committee has the authority to nominate persons to stand for election to the Board of Directors of the Company. The Nominating Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board: personal and professional integrity, business judgment, experience in management and in the Company’s industry, experience as a board member of another publicly held company and academic expertise in an area of the Company’s operations. The Nominating Committee will also consider stockholder suggestions for nominees for director, although there are no formal procedures for stockholders to nominate persons to serve as directors.

PROPOSAL 2:

AMENDMENT TO THE COMPANY’S 2000 EQUITY INCENTIVE PLAN

The Company relies on stock options to attract and retain outstanding individuals to serve as its directors, executive officers, employees and consultants, and to align their interests with the interests of its stockholders. The Company issues options out of the 1998 Stock Option Plan (the “1998 Plan”) and the 2000 Equity Incentive Plan (the “2000 Plan”). The Company reserved 4,000,000 shares of common stock for issuance under the 1998 Plan and 4,000,000 shares for issuance under the 2000 Plan. There are currently 974,764 shares remaining for stock awards under the 1998 Plan and 1,856,000 shares remaining under the 2000 Plan.

Each independent director of the Company is granted on the date of such director’s first election to the Board of Directors of the Company, non-statutory stock options to purchase up to 50,000 shares of common stock of the Company, which becomes vested in three equal installments on the first, second and third anniversary of the date of grant (the “Initial Grant”). Under the terms of the 2000 Plan, each independent director is also awarded an additional annual grant on each anniversary of such director’s election to the Board immediately and fully vested non-statutory stock options to purchase up to 25,000 shares of common stock of the Company (the “Annual Award”). In light of increasing demands on the Company’s independent directors due to the Sarbanes-Oxley Act and related developments, the Board believes that it is in the Company’s best interest, and has proposed an amendment to the 2000 Plan, subject to the approval by the stockholders, to increase the maximum number of shares that may be purchased by an independent director pursuant to an Annual Award from 25,000 to 50,000 shares.

Stockholders are requested to approve this amendment to the 2000 Plan to increase the number of shares that may be acquired by an independent director pursuant to an Annual Award. The principal features of the 2000 Plan, as amended, are described in summary form below. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the amendment to the 2000 Plan.

Summary of the 2000 Plan

General

The following is a summary of the 2000 Plan, assuming that the stockholders approve this Proposal 2 to increase the maximum number of shares that may be purchased by an independent director pursuant to an Annual Award from 25,000 to 50,000 shares. A copy of the 2000 Plan as proposed to be amended is attached hereto as Appendix C. The following summary is qualified in its entirety by reference to the 2000 Plan. The 2000 Plan provides for the award of options to purchase Common Stock and/or restricted shares of Common Stock to directors, officers, employees and consultants or advisors of the Company and certain affiliated entities. Both incentive stock options and non-statutory stock options may be granted. Incentive stock options are intended to be treated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Administration

The 2000 Plan is administered by the Board of the Company. Subject to the express provisions of the 2000 Plan, the Board may delegate any or all of its powers under the 2000 Plan to a committee of the Board which would then have the authority to administer and interpret the 2000 Plan, including the authority to determine when and to whom stock options and/or restricted shares (collectively, “Awards”) will be granted, to set the specific terms of individual Awards, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the 2000 Plan. The Board has delegated such authority to the Company’s Compensation Committee.

Shares Allocated

The 2000 Plan authorized up to 4,000,000 shares of Common Stock as a maximum number of shares that could be issued and sold pursuant to awards under the 2000 Plan. In addition, under provisions of the 2000 Plan, the maximum number of shares of Common Stock available for issuance will be automatically increased by those number of shares of Common Stock that are covered by options granted under the 1998 Plan that remain unexercised at the time such options are cancelled, expire or are terminated pursuant to the terms of the 1998 Plan. As of the Record Date, the Company has issued options to purchase 3,025,236 shares of its Common Stock under the 1998 Plan, of which 3,015,236 remain unexercised. Accordingly, if all options issued under the 1998 Plan are cancelled, expire or are terminated prior to exercise (events not now anticipated), it is possible that up to 4,871,236 shares of Common Stock, in the aggregate, would be available for issuance under the 2000 Plan. If options granted under the 2000 Plan expire or otherwise terminate without being exercised, or if restricted shares granted under the 2000 Plan are forfeited following their award, the shares of Common Stock not purchased pursuant to such options or such lapsed restricted shares of Common Stock, as the case may be, will again become available for issuance under the 2000 Plan.

Amendment, Modification and Termination of the 2000 Plan

The Board may at any time and from time to time amend, modify or terminate the 2000 Plan. No amendment, modification or termination may become effective without approval by the stockholders, if stockholder approval is required by law, or if the Board determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the 2000 Plan will in any manner adversely affect any outstanding stock options or restricted shares awarded without the consent of the participant holding such stock options or restricted shares. With the consent of the optionee or holder of restricted shares affected, the Board may amend outstanding option agreements or restricted share agreements in a manner not inconsistent with the 2000 Plan. Unless earlier terminated by the Board, the 2000 Plan will terminate on the earlier of August 4, 2010 or the date on which all shares available for issuance under the 2000 Plan shall have been issued (without being subject to forfeiture) pursuant to the award of restricted shares or the exercise of stock options granted under the 2000 Plan.

Eligibility

Eligible participants in the 2000 Plan include persons who are, at the time of grant, officers, employees or directors of, or consultants or advisors to, the Company or any subsidiary of the Company. No individual may be granted an incentive stock option unless such individual is an employee of the Company or any subsidiary of the Company. No individual may be granted, in any twelve-month period, stock options under the 2000 Plan which are exercisable with respect to more than 500,000 shares of Common Stock. No incentive stock option may be granted under the 2000 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the Common Stock on the date such option is authorized to be granted, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2000 Plan, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and its affiliates) may not exceed $100,000.

Other Key Elements of the 2000 Plan

The purchase price per share of stock deliverable upon the exercise of an option under the 2000 Plan will be not less than the fair market value of the Common Stock on the date such option is authorized to be granted (the “Value Date”). The term “fair market value” is defined in the 2000 Plan as (i) the closing price of the Common Stock, as reported on NASDAQ or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, on the last trading day prior to the Value Date for which a closing price is available or (ii) if the Board determines, in the exercise of its business judgment, that such closing price does not properly reflect the fair market value of the Common Stock on the Value Date, then such other price as may then be determined in good faith by the Board. If the Common Stock is not reported on NASDAQ or listed on any stock exchange, then the fair market value shall be determined in good faith by the Board. As of the Record Date, the closing price of the Common Stock on the NASDAQ National Market System was $ 5.29.

Options under the 2000 Plan will be granted without consideration and, except as otherwise approved by the Board with respect to non-statutory stock options, are nontransferable except by will or the laws of descent and distribution. The maximum term of options granted under the 2000 Plan is ten years, except that in certain cases with respect to incentive stock options the maximum term is five years. Options granted under the 2000 Plan generally expire within three months after termination of the optionee’s employment by the Company or any affiliate of the Company, unless (a) such termination is due to such person’s disability, in which case the option may provide that it may be exercised at any time within one year after such termination; (b) the optionee dies while employed by or serving as a consultant, advisor or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may provide that it may be exercised within one year of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option agreement by its terms provides for exercise during a longer period of time following termination of such relationship. Subject to the preceding sentence, and except as provided under the Internal Revenue Code with respect to incentive stock options, if at any time during the last six months of the term of any option granted under the 2000 Plan, the optionee is precluded from selling shares of Common Stock underlying such option solely because of the application to such optionee of the policies contained in the Company’s “Insider Trading Compliance Manual” (or similar successor policies), the term of such option is extended by six months beginning with the first day such optionee is no longer so precluded.

If this proposal number 2 is approved, each independent director of the Company shall be granted an Annual Award on each anniversary of such director’s election to the Board of an immediately and fully vested non-statutory stock option to purchase up to 50,000 shares of common stock of the Company.

Payment of the exercise price of an option must be in cash or, in the sole discretion of the Board, in capital stock of the Company, or by the surrender of other rights to purchase capital stock of the Company (including options). Under the 2000 Plan, the Company may, in its sole discretion, make loans to an optionee in an amount equal to all or part of the exercise price of options held by such optionee. However, the Company has not made such loans due to the restrictions under the Sarbanes-Oxley Act.

Restricted shares under the 2000 Plan may be awarded on such terms and conditions as the Board may approve. Subject to the terms of the 2000 Plan, the Board will determine the number of restricted shares to be awarded to each recipient and different terms and conditions may be imposed on awards of restricted shares to the same or different recipients. The Board also may require a recipient to remain in the employment or service (including service as a director, advisor or consultant) of the Company or any affiliate of the Company, for a specified minimum period of time, or else forfeit all or a portion of such restricted shares. All awards immediately become exercisable in full, in the case of options, or fully vested and no longer subject to any forfeiture (unless otherwise provided in the applicable award agreement), in the case of restricted shares, (i) upon any merger or consolidation of the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than 50% of the combined voting power of the resulting outstanding voting securities in substantially the same proportion as their pre-merger or pre-consolidation ownership; (ii) upon any transfer of all or substantially all of the business and/or assets of the Company, or assets representing over 50% of the operating revenue of the Company; or (iii) at such time as any person who was not, on August 4, 2000, a controlling person (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (“Controlling Person”) becomes either

(x) the beneficial owner of over 50% of the Company’s outstanding Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally or (y) a Controlling Person.

On October 28, 2004, the Board and the Company agreed that the Company will register its 1998 Plan and 2000 Plan under the Securities Act of 1933 on Form S-8 by no later than December 31, 2004. The Directors have agreed that they will enter into lock-up arrangements with the Company that they will not exercise their options or sell the shares upon any exercise of options granted under the 2000 Plan prior to March 31, 2005.

Federal Income Tax Consequences

Stock Options

There are no federal income tax consequences to an optionee by reason of the grant of an incentive stock option under the 2000 Plan. No income or gain must be recognized upon the exercise of an incentive stock option unless the option holder (i) is subject to the alternative minimum tax, (ii) is utilizing the net issuance method of exercising his incentive stock options or (iii) has ceased to be an employee for more than three (3) months before the date of exercise. However, income or gain must be recognized upon the disposition of shares obtained upon exercise of an incentive stock option. If the shares are held for at least two years from the date of grant of the option and one year from the date of issuance, any gain recognized on disposition of the shares would generally be treated as a long-term capital gain for federal income tax purposes. However, if the shares are disposed of within the periods described in the preceding sentence (a “disqualifying disposition”), in general, the option holder would recognize ordinary income upon such disposition equal to the excess, if any, of (i) the lesser of (A) the fair market value of the shares on the date of exercise and (B) the amount received by the option holder from such disposition, over (ii) the exercise price. Currently, the federal maximum tax rate imposed on net capital gain with respect to individuals is 15 percent, while the federal maximum ordinary income tax rate with respect to individuals is 35 percent. Net capital gain means the excess of net long term capital gain over net short-term capital loss, if any. The Company will generally not be entitled to take an income tax deduction upon the grant or exercise of an incentive stock option, but will be entitled to a business deduction with respect to any income recognized by an option holder upon a disqualifying disposition (provided the Company satisfies certain reporting requirements).

There are no federal income tax consequences to an optionee by reason of the grant of a non-statutory stock option under the 2000 Plan. Taxable ordinary income will normally be recognized by an optionee upon the exercise of a nonstatutory stock option in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over the exercise price. The Company will be entitled to a business deduction in the amount of the ordinary income recognized by the optionee, provided the Company satisfies certain reporting requirements. Upon disposition of such shares the optionee will generally recognize a capital gain or loss in an amount equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. The Company will not realize any tax consequences as a result of the disposition of shares acquired upon exercise of a non-statutory stock option.

If an option holder utilizes the net issuance method to exercise either an incentive stock option or a non-statutory stock option, in addition to any federal income tax consequences described above, such holder would recognize ordinary income equal to the consideration received or deemed received by the holder with respect to the stock options surrendered to the Company in order to pay for such exercise. If an option holder pays the exercise price in common stock, special rules would apply which could affect such holder’s basis in, and holding period of, the shares acquired upon exercise, and, consequently, the amount and character of the gain or loss recognized by the option holder upon subsequent disposition of such shares.

Restricted Shares

Generally, there will be no federal income tax consequences to either the Company or a recipient upon the award of restricted shares under the 2000 Plan which are not vested and are subject to forfeiture. A recipient will recognize compensation income, for federal income tax purposes, to the extent that any of the restricted shares are no longer subject to forfeiture, in an amount equal to the fair market value of the shares that unconditionally vest at such time less the amount paid (if any) by the recipient for such shares. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient provided the Company meets certain reporting requirements. The Company may claim this deduction in its tax year ending with, or immediately after, the end of the recipient’s tax year in which the recipient recognized such income. To accelerate the timing of the tax event to the recipient, a recipient who is awarded restricted shares may elect to recognize ordinary income in the taxable year in which the restricted shares are awarded, in an amount equal to the fair market value of the restricted shares received (even if such restricted shares are subject to forfeiture) less the amount paid (if any) by the recipient for such restricted shares. For purposes of this election, fair market value will be determined as of the date the restricted share award is made.

Section 162(m)

Under Section 162(m) of the Internal Revenue Code and regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes “performance based” compensation from its deductibility limits. Compensation realized upon the exercise of stock options is considered “performance based” if, among other requirements, the plan pursuant to which the options are granted has been approved by the sponsoring company’s stockholders, it has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period and the option exercise price is at least equal to the fair market value of the underlying stock on the date of grant. The 2000 Plan meets these requirements. Restricted shares awarded under the 2000 Plan will not be deemed to be “performance based” compensation and therefore will not be excluded from the Section 162(m) deductibility limits.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to stockholder ratification, the Board of Directors has appointed the firm of Aidman, Piser & Company, P. A. (“Aidman, Piser”) as independent auditors to audit the Company’s financial statements for 2004. Although ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Board of Directors, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Board of Directors. Representatives of Aidman, Piser are expected to be present at the annual meeting, at which time they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following is a summary of the fees that the Company incurred to Aidman, Piser during 2003:

Audit Fees:

Aidman, Piser billed the Company $161,126 for professional services for the audit of the Company’s annual financial statements for the year ended December 31, 2003 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2003.

Financial Information Systems Design and Implementation Fees:

Aidman, Piser did not provide any professional services to the Company during the year ended December 31, 2003 in connection with the design and implementation of financial information systems.

Audit Related Fees:

Aidman, Piser billed the Company $120,945 in 2003 for services related to the audit of the Cigarette Division historical financial statements in anticipation of the divestiture of that business, which was subsequently terminated.

All Other Fees:

In addition to tax compliance services, Aidman Piser has assisted the Company in 2003 in the submission of a private letter ruling request to the IRS that would confirm the deductibility of funds placed in escrow under the tobacco Master Settlement Agreement. Aidman Piser has continued to assist the Company regarding this request which remains pending before the agency. Total fees billed for tax services in 2003, including those fees associated with the private letter ruling aggregated $121,439.

The Audit Committee has determined that the provision of non-audit services to us by Aidman, Piser is compatible with maintaining their independence.

The Board of Directors recommends you vote “FOR” ratification of Aidman, Piser & Company, P.A. as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and has discussed with the independent auditors the auditors’ independence from the Company and its management. In addition, the Audit Committee has considered whether the provision of the non-audit related services, as disclosed in Proposal 2, is compatible with maintaining their independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of the Company for accounting purposes, for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of Aidman, Piser & Company, P.A. as the Company’s independent accountants for 2004, and the Board of Directors concurred in its recommendation.

Members of the Audit Committee

Whitmore B. Kelley, Chair

John R. Bartels, Jr.

Leo S. Tonkin

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of October 21, 2004 certain information with respect to the beneficial ownership of the Company’s common stock by each beneficial owner of more than 5% of the Company’s voting securities, each director and each named executive officer, and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. As of October 21, 2004, there were 66,185,948 shares of the Company’s common stock outstanding.

Name	Shares Beneficially Owned(1)	Percentage Owned(2)
Jonnie R. Williams(3)	17,014,819	25.7%

Kathleen M. O’Donnell as Trustee for Irrevocable Trust #1 FBO(4)	11,419,362	17.3%
Francis E. O’Donnell, Jr., M.D. and the Francis E. O’Donnell, Jr.
Descendants’ Trust 709 The Hamptons Lane Chesterfield, MO 63017

Francis E. O’Donnell, Jr., M.D.(5) 709 The Hamptons Lane Chesterfield, MO 63017	3,368,362	5.1%

Paul L. Perito(6) 7475 Wisconsin Ave, Suite 850 Bethesda, MD 20814	3,349,000	5.0%

David M. Dean(7)	655,300	*

Christopher G. Miller(8)	490,000	*

Leo S. Tonkin(9)	325,000	*

Whitmore B. Kelley(10)	325,000	*

Robert E. Pokusa(11) 7475 Wisconsin Ave, Suite 850 Bethesda, MD 20814	320,000	*

Sheldon L. Bogaz(12)	311,100	*

John R. Bartels, Jr.(13)	283,500	*

All Directors, Executive Officers and Officers (10 Persons)	23,099,719	33.3%

* Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days, by December 20, 2004, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above persons is c/o Star Scientific, Inc., 801 Liberty Way, Chester, Virginia 23836.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of common stock as of October 21, 2004.

(3)	Includes 15,914,819 shares held by Mr. Williams. Also includes 1,100,000 shares held by Regent Court of which Mr. Williams is deemed to have beneficial ownership by virtue of his ownership interest in Regent Court and over which he shares voting and investment power with Dr. O’Donnell.

(4)	Includes 9,151,000 shares owned by a trust for the benefit of Francis E. O’Donnell, Jr., M.D., over which Kathleen O’Donnell, as trustee, has sole voting and investment power and 2,268,362 shares owned by a trust for the benefit of Dr. O’Donnell’s children over which Mrs. O’Donnell, as trustee, has sole voting and investment power. Excludes 400,000 shares owned by Hopkins Capital Group II, LLC, 200,000 shares owned by Hopkins Capital Group III, LLC and 200,000 shares owned by Hopkins Capital Group IV, LLC, each of which is a wholly-owned affiliate of Irrevocable Trust #1.

(5)	Includes 2,268,362 shares owned by a trust for the benefit of Mr. Williams’ children, over which Dr. O’Donnell has sole voting and investment power. Also includes 1,100,000 shares held by Regent Court of which Dr. O’Donnell is deemed to have beneficial ownership by virtue of his ownership interest in Regent Court and over which he shares voting and investment power with Mr. Williams.

(6)	Includes 2,300,000 shares held by Mr. Perito, 1,000,000 shares which Mr. Perito has the right to acquire upon exercise of stock options that are presently exercisable and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership.

(7)	Includes 350,000 shares that Mr. Dean has the right to acquire upon exercise of stock options that are presently exercisable and 1,100 shares owned by Mr. Dean’s spouse.

(8)	Includes 325,000 shares that Mr. Miller has the right to acquire upon exercise of stock options that are presently exercisable.

(9)	Includes 300,000 shares that Mr. Tonkin has the right to acquire upon exercise of stock options that are presently exercisable and 25,000 shares that will vest and become exercisable on November 20, 2004.

(10)	Includes 325,000 shares that Mr. Kelley has the right to acquire upon exercise of stock options that are presently exercisable.

(11)	Includes 250,000 shares that Mr. Pokusa has the right to acquire upon exercise of stock options that are presently exercisable.

(12)	Includes 200,000 shares that Mr. Bogaz has the right to acquire upon exercise of stock options that are presently exercisable and 50,000 shares that will vest and become exercisable on March 17, 2005.

(13)	Includes 250,000 shares that Mr. Bartels has the right to acquire upon exercise of stock options that are presently exercisable.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for each individual who served as Chief Executive Officer and the other most highly compensated officers of the Company (the “Named Executive Officers”), certain information concerning compensation.

The following table sets forth, for each individual who served as Chief Executive Officer and the five most highly compensated officers of the Company (the “Named Executive Officers”), certain information concerning their compensation.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award ($)	Securities Underlying Options (#)(2)	All Other Compensation
Jonnie R. Williams Chief Executive Officer	2003 2002 2001	1,000,000 1,000,000 1,000,000	— 300,000 900,000	53,353 53,450 75,015	— — —	— — —	— — —

Paul L. Perito Chairman, President and Chief Operating Officer	2003 2002 2001	1,000,000 1,000,000 1,000,000	— 400,000 900,000	49,013 55,424 31,868	— — —	— — —	— — —

David M. Dean Vice President of Sales and Marketing	2003 2002 2001	295,054 295,054 250,000	2,449 36,632 196,641	11,776 17,521 59,412	— — —	— — —	— — —

Christopher G. Miller Chief Financial Officer(3)	2003 2002 2001	225,000 225,000 191,077	0 0 300,000	7,793 11,510 13,525	— — —	— — 250,000	— — —

Sheldon L. Bogaz Vice President, ST	2003 2002 2001	141,089 — —	82,051 241,782 241,782	— 21,336 21,336	— — —	— — —	— — —

Robert E. Pokusa General Counsel(4)	2003 2002 2001	385,000 385,000 273,736	1,500 1,500 500	19,126 19,565 12,072	— — —	— 200,000 50,000	— — —

(1)	The Company did not make any long-term incentive plan payouts in 2003, 2002 or 2001.

(2)	The Company did not award any stock appreciation rights to the executive officers in 2003, 2002, or 2001.

(3)	A total of $53,746 of Mr. Miller’s salary has been deferred until 2004, and is reflected in the amount shown above.

(4)	A total of $16,154 of Mr. Pokusa’s salary has been deferred until 2004, and is reflected in the amount shown above.

OPTION GRANTS DURING 2003

There were no stock options granted to the Named Executive Officers during 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

The following table sets forth, for the Named Executive Officers, certain information concerning options exercised during fiscal 2003 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2003 ($ 1.86 per share) and the exercise price of the officer’s options. The Company has never issued stock appreciation rights.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jonnie R. Williams	—	—	—	—	—	—
Paul L. Perito	—	—	1,000,000	—	175,000	—
David M. Dean	—	—	350,000	—	—	—
Sheldon L. Bogaz	—	—	100,000	87,500	—	—
Christopher G. Miller	—	—	363,000	—	12,250	—
Robert E. Pokusa	—	—	250,000	—	167,530	—

EQUITY PLAN COMPENSATION INFORMATION

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	4,824,236	$2.38	3,175,764
Equity Compensation Plans Not Approved by Shareholders(1)	730,526	$2.08	0

Total	5,554,762		3,175,764

(1)	Includes a total of 125,000 non-qualified options to purchase shares of common stock at an exercise price of $3.375 granted to five consultants on September 24, 1999 pursuant to individual option agreements. These options fully vested on the date of grant and expired on July 7, 2004. Also includes 195,000 non-qualified options to purchase shares of common stock at an exercise price of $1.00 granted to a consultant on June 1, 2000 pursuant to an individual option agreement. These options fully vested on the date of grant and expire on March 1, 2009, if unexercised. The Company has also granted warrants to purchase shares of common stock of the Company to two consultants. Specifically, on December 20, 2000, the Company issued 210,526 warrants to purchase shares of common stock at an exercise price of $2.375 to a consultant. These warrants fully vested on the date of issuance and expire ten years thereafter, or if earlier, two years after the holder’s consulting agreement with the Company is terminated. The Company also issued 200,000 warrants to purchase shares of our common stock at an exercise price of $2.020 on March 20, 2002 to another consultant. These warrants fully vested on or prior to July 1, 2002 and will expire on the ten-year anniversary of the date of grant.

Performance Graph

The following Performance Graph compares the performance of the Company’s cumulative stockholder return with that of a broad market index (S&P 500) and a published industry index (S&P Tobacco Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of common stock is calculated assuming that $100 was invested on December 31, 1998. The performance of each of the indices is shown on a total return (dividends reinvested) basis. The Company paid no cash dividends during the periods shown. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

The S&P Tobacco Index includes leaf tobacco dealers and manufacturers of cigarettes and other tobacco products. While the Company currently derives most of its revenue from the sale of cigarettes, leaf tobacco and smokeless tobacco products, its central focus is the reduction of toxins in tobacco and tobacco products and the range of serious health hazards associated with the use of tobacco products. Accordingly, the Company’s primary corporate mission is to demonstrate the commercial viability of less toxic and potentially less harmful tobacco products and to encourage other tobacco manufacturers to utilize and/or sublicense the proprietary curing technology to which the Company is the exclusive licensee. For these reasons, the Company does not believe that the S&P Tobacco Index is closely representative of the Company’s business. However, the unique nature of the Company’s business does not easily lend itself to comparison with other industry indices.

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.

Board of Directors Compensation

Each independent director of the Company, as so classified by the Board of Directors, is granted a stock option to purchase up to 50,000 shares of Common Stock on the date such independent director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each independent director also receives a stock option pursuant to the 2000 Plan to purchase up to 25,000 shares of Common Stock granted on each anniversary of such independent director’s initial election to the Board of Directors, exercisable immediately. Subject to the approval of our stockholders, the 2000 Plan will be amended to increase each independent director’s future annual retainer option grant from 25,000 to 50,000 shares. Each stock option granted to an independent director under the 2000 Plan will be exercisable at a price equal to the fair market value of the Common Stock on the date of grant (as determined in accordance with the Plan).

On August 25, 2004, our Board of Directors approved a one-time grant of options to our three independent directors. As of August 31, 2004, each independent director received an option to purchase up to an aggregate of 150,000 shares of our Common Stock. Each option was immediately exercisable and has an exercise price equal to $4.95 per share, which represents the closing price of our Common Stock on August 30, 2004. On October 28, 2004, the Board approved a one time grant of 50,000 shares of our Common Stock at an exercise price equal to $5.03 per share to Mr. Kelley for his service as chair of the Company’s Audit Committee.

Each independent director also receives a payment of $4,500 for his participation in each meeting of the Board of Directors and any committee meeting attended personally and $3,500 for his participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $6,000 for multiple meetings on the same day. These fees represent an increase from the $2,500 and $1,500 previously paid for in person and telephonic meetings, respectively, and the $4,000 cap for multiple meetings on the same day and $2,500 for multiple telephonic meetings. In addition, the Audit Committee Chairman, Mr. Kelley, receives an additional fee of $20,000 per year.

Messrs. Bartels, Kelley, and Tonkin currently are designated as independent directors. This designation is intended solely for the purpose of clarifying which directors are entitled to compensation for their services as directors. As noted above, Messrs. Bartels, Kelley and Tonkin currently serve on both the Audit Committee and the Compensation Committee and Messrs. Bartels and Tonkin currently serve on the Nominating Committee. Directors not designated as independent directors generally are those who in the past have been, or currently are being, compensated by the Company for other services rendered, or who have waived their right to receive director compensation. Directors who are employees receive compensation in their capacity as Company employees but do not receive any compensation for board or committee meetings, nor do they receive the “Options Package” made available to individuals serving as independent directors.

Employment Agreements

During June 2002, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Perito which expires on December 31, 2005 (the “Employment Agreement”). This Employment Agreement amended and restated the original employment agreement with Mr. Perito, executed in April 1999, which would have expired in December 2002. The Employment Agreement provides Mr. Perito with a $1.0 million base salary. In November 2002, the Company modified the Employment Agreement. Pursuant to this modification, and in light of the Company’s needs, Mr. Perito waived the following provisions in his Employment Agreement: (a) an annual performance bonus in 2002 of $300,000, (b) discretionary/special bonuses for fiscal year 2002 which were to be determined by the Board of Directors and (c) a 2002 performance stock bonus for 500,000 shares of Common Stock and a 2002 stock option for 500,000 shares of Common Stock. Additionally, the Employment Agreement, as modified, provides Mr. Perito with a bonus of $100,000, which was paid before December 31, 2002, as well as taxes payable on such amount, which were paid before March 31, 2003. Amounts waived in 2002 have been considered a capital contribution in 2002.

In 1999, Mr. Perito purchased under his original agreement 2,000,000 shares of Common Stock at $1 per share, and the Company financed the purchase with a loan bearing interest at 7% (due annually) with all principal due in July 2005. Effective as of January 1, 2002, the interest rate was changed from 7% to the minimum applicable federal rate determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended. The related $2.0 million note receivable is presented as a reduction of stockholders’ equity in the 2003, 2002, 2001,

2000 and 1999 balance sheets. Because the note is non-recourse with respect to accrued unpaid interest and 85% of the principal, this stock purchase right has been accounted for as an option. The Company has recognized interest income of approximately $21,000, $35,000, $140,000 and $134,000 during 2003, 2002, 2001 and 2000, respectively, in connection with the note. In connection with the aforementioned agreement, Mr. Perito was also granted qualified stock options to purchase 1,000,000 shares of Common Stock at $111/16 per share, the price of the Common Stock on the date of grant. Such options vested immediately.

Upon termination by the Company of Mr. Perito’s employment For Cause (as defined in the Employment Agreement) or by Mr. Perito voluntarily, the Company will be obligated to pay to Mr. Perito all salary then due and payable through the date of termination but Mr. Perito will not be entitled to any severance compensation or any accrued vacation pay or bonuses. Upon termination by the Company of Mr. Perito’s employment without cause or by Mr. Perito for Good Reason (as defined in the Employment Agreement), the Company will be obligated to pay to Mr. Perito all salary, benefits, bonuses and other compensation that would be due under the Employment Agreement through the end of the term of the Employment Agreement. Upon termination of Mr. Perito’s employment as a result of his death or disability, the Company will be obligated to pay to Mr. Perito all salary and benefits, but not bonuses and other compensation, that would be due under the Employment Agreement for a period of one year from the date of such termination. Consistent with Mr. Perito’s original employment agreement with the Company, in connection with certain transactions that may result in a change in voting control of the Company (each, a “Disposition Transaction”), certain changes in the Company’s senior management, or a removal or replacement of a majority of the board of directors, Mr. Perito will be entitled to terminate the employment agreement, to receive a one-time termination payment of $2.5 million and to participate in the Disposition Transaction upon the same terms and conditions as certain principal stockholders of the Company. The Company also will be obligated to reimburse Mr. Perito for any taxes that may become due as a result of the application of Section 280G of the Code to the payment described in the preceding sentence.

On October 6, 2000, the Company entered into an employment agreement with David Dean, as the Vice President of Sales and Marketing, which was to expire on December 31, 2001. In addition to a $250,000 base salary, the agreement provided for a commission on the sale of cigarettes made by the Company up to a maximum of $250,000 per year during 2000 and 2001. The agreement with Mr. Dean also granted him the right to purchase 350,000 shares of Common Stock at $4.00 per share, of which 175,000 options vested as of the date of the employment agreement, and the remaining balance of 175,000 options vested in equal monthly increments over the twelve-month period following execution of the employment agreement. Upon termination by the Company of Mr. Dean’s employment without Cause or by Mr. Dean for Good Reason (as defined in the employment agreement), the agreement provided that the Company would be obligated to pay to Mr. Dean all salary and commissions that would be due under the employment agreement through the end of the term of the employment agreement. Under the terms of Mr. Dean’s employment agreement, termination for Good Reason included, but was not limited to, certain transactions resulting in a change in voting control of the Company or a disposition of a majority of the Company’s income producing assets. Furthermore, in the event Mr. Dean did not accept the position of president and chief operating officer of Star Tobacco, Inc. in the event of a sale of Star Tobacco, Inc., Mr. Dean could terminate his employment for Good Reason. Pursuant to a separate letter agreement, Mr. Dean’s employment agreement continues on a month-to-month basis described above, except that Mr. Dean is not entitled to any commission for cigarette sales.

On September 15, 2000, the Company entered into an employment agreement with Christopher G. Miller, the Chief Financial Officer, which was to expire on September 15, 2002, with certain renewal options. In addition to a $120,000 base salary, the agreement provided for annual performance bonuses as approved by the Compensation Committee. The agreement with Mr. Miller also granted him the right to purchase 50,000 shares of Common Stock at $4.00 per share, of which 25,000 shares vested on September 15, 2001 and 25,000 shares vested on September 15, 2002. As of March 15, 2001, the Company entered into an Amended and Restated Employment Agreement with Mr. Miller, which was to expire on March 15, 2003. In addition to a base salary of $225,000, the agreement provides for discretionary performance bonuses as approved by the Compensation Committee. This amended and restated agreement superceded the September 15, 2000 employment agreement, except as to the option granted to Mr. Miller under that agreement. The amended and restated agreement with Mr. Miller also granted him the right to purchase 250,000 shares of Common Stock at $1.844 per share, of which 100,000 options vested immediately, 100,000 vested on March 15, 2002, and 50,000 vested on September 15, 2002. Upon termination by the Company of Mr. Miller’s employment without Cause, the Company will be obligated to pay to Mr. Miller severance payments equal to six months salary, paid on a monthly basis. Furthermore, if there is a change of control of the Company (as defined in the employment agreement), and Mr. Miller’s agreement does not continue in effect after such a change in control, the Company will, within 60 days of notifying Mr. Miller of such termination, pay to Mr. Miller (a) a lump sum payment equal to all salary then due and payable and (b) severance payments equal to six months salary, paid on a monthly basis. Pursuant to the terms of the employment agreement, Mr. Miller is currently employed on a month-to-month basis.

On March 30, 2001, the Company entered into an employment agreement with Robert E. Pokusa, the General Counsel, which is to expire on March 30, 2004. The agreement provides for a base salary of $385,000 and for discretionary annual bonuses as approved by the Company’s Chief Operating Officer and the Chief Executive Officer. The agreement also grants Mr. Pokusa the right to purchase 50,000 shares of Common Stock at $1.4688 per share of which 25,000 shares vested on March 30, 2001 and 25,000 vested on March 30, 2002. Upon termination by the Company of Mr. Pokusa’s employment agreement without cause, the Company will be obligated to pay to Mr. Pokusa severance payments equal to six months salary, paid on a monthly basis. Furthermore, if there is a change in control of the Company (as defined in the employment agreement), and Mr. Pokusa’s agreement does not continue in effect after such change of control, the Company will, within 60 days of notifying Mr. Pokusa of such termination, pay to Mr. Pokusa (a) a lump sum payment equal to all salary then due and payable and (b) severance payments equal to six months salary, paid on a monthly basis. Pursuant to the terms of the employment agreement, Mr. Pokusa is currently employed on a month-to-month basis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised of Leo S. Tonkin (Chair), John R. Bartels, Jr., and Whitmore B. Kelley. The Compensation Committee met on several occasions in order to examine the Company’s compensation structure, and to determine the proper levels and components of the compensation of the Company’s senior management.

The Compensation Committee considered four types of compensation in determining total compensation for the Company’s senior management:

•	base salary;

•	bonus;

•	stock-based awards; and

•	benefits.

Mr. Williams has served as the Company’s Chief Executive Officer since November 1999. Mr. Williams does not currently have an employment contract with the Company. The determination of Mr. Williams’ base salary during 2003 was based on several factors, including:

•	Mr. Williams’ technical expertise and prior contributions to the Company;

•	the market and economic performance of the Company; and

•	prevailing employment market and employee retention considerations.

The base salaries for Messrs. Perito, Pokusa, Miller and Dean during fiscal 2003 were set in accordance with employment contracts which were approved by the Board of Directors, while Mr. Bogaz’s base salary was based on factors similar to those used in determining Mr. Williams base salary.

At the 2000 Annual Meeting of Stockholders, the Company’s stockholders approved the Company’s 2000 Performance Bonus Plan (the “Bonus Plan”), which had been earlier approved by the Committee and the Board of Directors. The Plan was adopted in order to facilitate compliance by the Company with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

While all aspects of the Company’s senior management compensation are related to corporate performance, the discretionary bonus payments under the Bonus Plan are the most closely tied to the Company’s performance. While no bonuses were awarded in 2003 under the Bonus Plan, the Compensation Committee intends to continue to use incentive bonuses as a portion of overall compensation for the Company’s senior management pursuant to the terms of the Bonus Plan.

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s chief executive officer and to the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company believes that all compensation paid in 2003 is deductible under Section 162(m). Compensation in future years, however, may not be structured to comply with Section 162(m) if the Compensation Committee and the Board of Directors determine that the benefits of payment of non-compliant compensation is in the Company’s best interests.

Members of the Compensation Committee

Leo S. Tonkin, Chair

John R. Bartels, Jr.

Whitmore B. Kelley

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003:

•	None of the members of the compensation committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	None of the members of the compensation committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s compensation committee;

•	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s compensation committee; and

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a license agreement (the “License Agreement”) as the licensee with Regent Court Technologies, LLC, of which Jonnie R. Williams, the Company’s founder and Chief Executive Officer and Francis E. O’Donnell, Jr., M.D., the beneficiary of the O’Donnell Trust, which is the Company’s second largest shareholder (after Mr. Williams), are the owners. The License Agreement provides, among other things, for the grant of an exclusive, world-wide, irrevocable license to the Company, with the right to grant sublicenses, to make, use and sell tobacco and products containing tobacco under the licensor’s patent rights and know-how relating to the processes for curing tobacco so as to significantly prevent the formation of certain toxic carcinogens present in tobacco and tobacco smoke, namely the tobacco specific nitrosamines (TSNAs), and to develop products containing such tobacco, whether such patent rights and know-how are now in existence or hereinafter developed. The Company is obligated to pay to Regent Court a royalty of 2% on all net sales of products by it and any affiliated sublicensees, and 6% on all fees and royalties received by it from unaffiliated sublicensees, less any related research and development costs incurred by the Company. The License Agreement expires with the expiration of the last of any applicable patents. Ten United States patents have been issued, and additional patent applications are pending in the United States and in approximately 80 foreign jurisdictions. To date, the Company has paid no royalties under the License Agreement. The License Agreement may be terminated by the Company upon 30 days written notice or by Regent Court if there is a default in paying royalties or a material breach by the Company or the purchase of Star Scientific’s stock or assets.

Mr. Williams and Dr. O’Donnell have in the past jointly owned an airplane and currently are the principals in a company, Starwood Industries, Inc. (“Starwood”), that acquired an airplane in 2002. The Company has utilized the airplane for business travel throughout the United States and to Mexico to client, vendor and scientific or technical consultant locations that are not near or easily accessible to airports with regularly scheduled or frequent commercial airline services. In late 2002, the Company entered into an agreement with Starwood under which it agreed to pay $2,100 per hour for use of the aircraft up to a maximum amount in any month equal to Starwood’s total monthly payment for the aircraft. Prior to this arrangement with Starwood in 2002, the Company made direct payments for expenses incurred to various arms-length vendors with respect to utilization of the airplane. Payments made by the Company to Starwood (or Messrs. Williams and O’Donnell as predecessors-in-interest to the airplane) with respect to aircraft expenses were $820,307 in 2003, $656,310 in 2002, $258,992 in 2001 and $191,680 in 2000, and were billed at cost.

In 1999, Mr. Perito purchased under his original employment agreement 2,000,000 shares of Common Stock at $1 per share, and the Company financed the purchase with a loan bearing interest at 7% (due annually) with all principal due in July 2005. Effective as of January 1, 2002, the interest rate was changed from 7% to the minimum applicable federal rate determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended. The note is non-recourse with respect to accrued unpaid interest and 85% of the principal. The Company has recognized interest income of approximately $21,000, $35,000, $140,000 and $134,000 during 2003, 2002, 2001 and 2000, respectively, in connection with the note.

In 2002, 2001 and 2000, the Company paid $251,882, $372,493 and $288,198 to McSweeney & Crump, P.C. (formerly McSweeney, Burtch & Crump) with respect to various legal services connected with the Company’s business. Patrick M. McSweeney has been and continues to be a named partner in this firm. In addition to payments to the firm, Mr. McSweeney was paid $82,500 and $37,500 as a consultant to the Company during 2000 and 2001, respectively. Mr. McSweeney was elected to the Board of Directors in January 2002 and resigned from the Board of Directors in February 2003.

In August 2001, the Company made loans to Messrs. Bogaz, Dean, Miller and Pokusa in the amount of $100,000, $180,000, $180,000 and $140,000 respectively, for the purpose of their purchasing shares of Common Stock from an affiliated entity (Irrevocable Trust #1 FBO Francis E. O’Donnell, Jr., M.D.). Full Recourse Promissory Notes were executed by each of these officers. The promissory notes, which remain outstanding in full, have a term of four years with interest payments payable annually at a rate of prime plus 1%.

In early October 2003, Jonnie R. Williams, Star’s CEO and largest shareholder, loaned Star $2 million in funds for corporate purposes. Since October 2003, Mr. Williams has from time-to-time advanced amounts up to approximately $5 million to the Company. As of March 23, 2004, the advances to the Company were approximately $4.5 million. In March 2004, the Company entered into a loan agreement with Mr. Williams under which he has agreed to make a total of $10.0 million available to the Company with the understanding that he would not be entitled to demand payment of the principal or interest before March 31, 2005. The loan agreement provides that interest on the outstanding advances by Mr. Williams would be at a rate of 8% per annum on the outstanding balance. On October 28, 2004, the Company determined to repay the outstanding advance of $4.5 million to Mr. Williams together with accrued interest, in order to reduce the Company’s borrowing costs. Mr. Williams remains obligated under the loan agreement to make advances to the Company if required for the Company’s liquidity at any time prior to March 31, 2005 in an amount not to exceed $10 million. After March 31, 2005, subject to restrictions in any other lending documents, any outstanding balance will be repaid to Mr. Williams based on his determination of the Company’s ability to repay such advances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that, for the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement should be sent to: Star Scientific, Inc., 801 Liberty Way, Chester, Virginia 23836, Attention: Secretary and must be received by July 7, 2005.

Rule 14a-5(e) promulgated under the Securities Exchange Act of 1934 additionally provides that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing at least 45 days prior to the anniversary of the date on which we mailed our proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for our 2005 annual meeting, any notification must be made by October 5, 2005. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, NW, Room 1024 Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, by written request addressed to Star Scientific, Inc., 801 Liberty Way, Chester, Virginia 23836, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the annual meeting, you must request the documents from the Company by Friday, November 26, 2004, which is five business days prior to the date of the annual meeting.

You should rely only on the information contained in this document to vote your shares of common stock at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 4, 2004. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

Appendix A

AUDIT COMMITTEE CHARTER

of the Audit Committee

of Star Scientific, Inc.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Star Scientific, Inc. (the “Company”) on August 25, 2004.

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV. Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Powers and Responsibilities

8. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

9. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

10. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

11. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

12. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

13. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

14. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

15. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

16. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Appendix B

NOMINATING COMMITTEE CHARTER

of the Nominating Committee

of Star Scientific, Inc.

This Nominating Committee Charter was adopted by the Board of Directors (the “Board”) of Star Scientific, Inc. (the “Company”) on August 25, 2004.

I. Purpose

The purpose of the Nominating Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a) the identification of qualified candidates to become Board members;

(b) the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

(c) the selection of candidates to fill any vacancies on the Board; and

(d) oversight of the evaluation of the Board.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II. Membership

The Committee shall be composed of two or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the NASDAQ, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III. Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least one time per year and more frequently as the Committee deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV. Duties and Responsibilities

1. (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b) At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(c) For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i) personal and professional integrity, ethics and values;

(ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iii) experience in the Company’s industry and with relevant social policy concerns;

(iv) experience as a board member of another publicly held company;

(v) academic expertise in an area of the Company’s operations; and

(vi) practical and mature business judgment, including ability to make independent analytical inquiries.

2. The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

3. The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required or required to be disclosed pursuant to any rules promulgated by the Securities and Exchange Commission or otherwise considered to be desirable and appropriate in the discretion of the Committee.

4. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

5. The Committee shall periodically report to the Board on its findings and actions.

6. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

Appendix C

AMENDED AND RESTATED

STAR SCIENTIFIC, INC.

2000 EQUITY INCENTIVE PLAN

(As conformed with the proposed amendment described in the Proxy Statement)

1. Purpose.

The purposes of the Star Scientific, Inc. 2000 Equity Incentive Plan (the “Plan”) are to provide additional incentives to those officers, key employees, nonemployee directors and consultants of Star Scientific, Inc. and its subsidiaries (the “Company”) whose substantial contributions are essential to the continued growth and success of the Company’s business, to strengthen their commitment to the Company, to motivate those officers, key employees, nonemployee directors and consultants to perform their assigned responsibilities faithfully and diligently, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, this Plan provides that the Company may grant Incentive Stock Options, Non-Statutory Stock Options and Restricted Shares (as each term is hereinafter defined).

Awards pursuant to this Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be (i) incentive stock options (“Incentive Stock Options”) to purchase shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) non-statutory stock options to purchase shares of Common Stock, which are not intended to meet the requirements of Code Section 422 (“Non-Statutory Stock Options” and, together with Incentive Stock Options, “Options”), and/or (iii) shares of Common Stock awarded pursuant to the provisions of Section 9 of this Plan (“Restricted Shares” and, together with “Options”, “Awards”).

2. Administration.

This Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of this Plan shall be final and conclusive. The Board of Directors may in its sole discretion make Awards and authorize the Company to issue shares of Common Stock pursuant to such Awards, as provided in, and subject to the terms and conditions of, this Plan. The Board shall have authority, subject to the express provisions of this Plan, to construe the respective written agreements setting forth the terms and conditions of an Award (each, an “Award Agreement”), to prescribe, amend and rescind rules and regulations relating to this Plan, to determine the terms and provisions of Award Agreements, which need not be identical, to advance the lapse of any waiting, forfeiture or installment periods and exercise dates, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of this Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination taken or made in good faith under or with respect to this Plan or any Award. The Board of Directors may, to the full extent permitted by law, delegate any or all of its powers under this Plan to a committee (the “Committee”) of two or more directors each of whom is a Non-Employee Director (as hereinafter defined), and if the Committee is so appointed all references in this Plan to the Board of Directors shall mean and relate to such Committee to the extent of the powers so delegated. For purposes of this Plan, a director or member of such Committee shall be deemed to be a “Non-Employee Director” only if such person qualifies as a “Non-Employee Director” within the meaning of paragraph (b)(3) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor rule.

3. Stock Subject to Plan.

(a) Subject to adjustment as provided in paragraph (b) of this Section 3 and Sections 12 and 13 hereof, the maximum number of shares of Common Stock which may be issued and sold pursuant to Awards made under this Plan is 4,000,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If either (i) Restricted Shares are forfeited following their award under this Plan; or (ii) Options granted under this Plan are canceled, or expire or terminate for any reason without having been exercised in full, the forfeited Restricted Shares, or the unpurchased shares of Common Stock subject to any such Option, as the case may be, shall again be available for subsequent Awards under this Plan. Restricted Shares, Options and shares of Common Stock issuable upon exercise of Options granted under this Plan may be subject to transfer restrictions, repurchase rights or other restrictions as shall be determined by the Board of Directors.

(b) The maximum number of shares of Common Stock which may be issued and sold pursuant to Awards made under this Plan automatically will be increased from time to time by up to 4,000,000 shares of Common Stock covered by options granted under the Star Scientific, Inc. 1998 Stock Option Plan (“1998 Plan”) which remain unexercised at the time of their cancellation, expiration or termination pursuant to the terms of the 1998 Plan.

4. Eligibility.

Awards shall be made only to persons who are, at the time of grant, officers, employees or directors of, or consultants or advisors to (provided, in the case of Incentive Stock Options, such directors or officers are then also employees of), the Company or any Parent Corporation or Subsidiary (as defined in Section 16 hereof). A person who has been granted an Award may, if such person is otherwise eligible, be granted an additional Award or Awards if the Board of Directors shall so determine.

5. Award Agreements.

As a condition to the grant of an Award under this Plan, each recipient of an Award shall sign an Award Agreement (“Award Agreement”) not inconsistent with this Plan in such form, and providing for such terms and conditions, as the Board of Directors shall determine at the time such Award is authorized to be granted. Such Award Agreements need not be identical but shall comply with, and be subject to, the terms and conditions set forth herein. No individual may be granted, in any twelve-month period, Options under this Plan which are exercisable with respect to more than 500,000 shares of Common Stock.

6. Options.

(a) Purchase Price. The purchase price per share of Common Stock deliverable upon the exercise of an Option (hereinafter sometimes referred to as the “exercise price”) shall be not less than the Fair Market Value of the Common Stock as determined by the Board of Directors on the date such Option is granted. The “Fair Market Value” of the Common Stock on any date (the “Value Date”) shall mean (i) the closing price of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, on the last trading day prior to the Value Date for which a closing price is available, or (ii) if the Board of Directors determines, in the exercise of its business judgment, that such closing price does not properly reflect the Fair Market Value of the Common Stock on the Value Date, then such other price as may then be determined in good faith by the Board of Directors. If the Common Stock is not reported on NASDAQ or listed on any stock exchange, then the Fair Market Value shall be determined in good faith by the Board of Directors.

(b) Duration. Each Option and all rights thereunder shall expire on such date as the Board of Directors shall determine on the date such Option is granted, but in no event may any Option remain in effect after the expiration of ten years from the day on which such Option is granted (or five years in the case of Options described in paragraph (b) of Section 8 and in Section 10 hereof), and such Option shall be subject to earlier termination as provided in this Plan. Notwithstanding the foregoing, except as provided under or pursuant to the Code with respect to Incentive Stock Options, if at any time during the last six (6) months of the term of any Option granted under this Plan, the holder thereof is precluded from selling shares of Common Stock underlying such Option solely by reason of the application to such holder of the Company’s Insider Trading Compliance Manual (or similar successor policy), the term of such Option shall be deemed automatically extended by a period equal to six (6) months beginning with the first day during which such Option holder shall no longer be so precluded.

(c) Transfer Restrictions. Except as otherwise approved by the Board of Directors, no Option granted under this Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Accordingly, during the life of the holder thereof, an Option shall be exercisable only by or on behalf of such person.

(d) Payment of Exercise Price. Payment of the exercise price of an Option shall be in cash or, in the sole discretion of the Board of Directors, in capital stock of the Company, by the surrender of other rights to purchase capital stock of the Company (including Options) or by any other lawful means. The Company may, in its sole discretion, make loans to an Option holder in an amount equal to all or part of the exercise price of Options held by such Option holder; provided, that the grant of a loan on any occasion to one or more Option holder(s) shall not obligate the Company to grant loans on any other occasion to such holder, or to any other Option holder.

(e) Exercise of Options. Each Option granted under this Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the Award Agreement evidencing such Option; provided, however, that, subject to the exception set forth in paragraph (b) above, (i) no Option granted under this Plan shall have a term in excess of ten years from the date of grant (or five years in the case of Options described in paragraph (b) above), and (ii) the periods of time following an Option holder’s cessation of employment with the Company, any Parent Corporation or Subsidiary, or service as an Independent Director (as defined in Section 10 hereof), or as consultant or advisor to the Company, any Parent Corporation or Subsidiary, or following an Option holder’s death or disability, during which an Option may be exercised, as provided in paragraph (g) below, shall not be included for purposes of determining the number of shares of Common Stock with respect to which such Option may be exercised.

(f) Rights as a Stockholder. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issue of a stock certificate to such person for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

(g) Effect of Cessation of Service. Notwithstanding anything contained in this Plan to the contrary, no Option may be exercised unless, at the time of such exercise, the recipient is, and has been continuously since the date of grant of such person’s Option, employed by (including service as an Independent Director, consultant or advisor) one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the applicable Award Agreement so provides:

(i) the Option may be exercised within (a) the period of three months after the date the holder thereof ceases to be employed by any of the foregoing entities (or within such lesser period as may be specified in the Award Agreement) for any reason other than death or disability or (b) any period, as determined by the Board in its sole discretion after the date the holder thereof ceases to serve as an Independent Director of or consultant or advisor to any of the foregoing entities (or within such lesser period as may be specified in the Award Agreement) for any reason other than death or disability (either such period being referred to herein as the “Applicable Exercise Period”);

(ii) if the holder thereof dies while in the employ of, or serving as an Independent Director of or consultant or advisor to, the Company, a Parent Corporation or a Subsidiary or within the Applicable Exercise Period after such holder ceases to be such an employee, Independent Director, consultant or advisor, the Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the Award Agreement); and

(iii) if the holder thereof becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of or while serving as an Independent Director of or consultant or advisor to the Company, a Parent Corporation or a Subsidiary, or within the Applicable Exercise Period after such holder ceases to be such an employee, Independent Director, consultant or advisor, the Option may be exercised within the period of one year after the date such holder ceases to be such an employee or Independent Director of, or consultant or advisor to, any of the foregoing entities because of such disability (or within such lesser period as may be specified in the Award Agreement);

provided, however, that in no event may any Option be exercised after the expiration date of the Option, except to the extent provided in paragraph (b) above;

In the case of a holder of a Non-Statutory Stock Option whose relationship with the Company or any Parent Corporation or Subsidiary changes during the term of such Option in a manner that does not constitute a complete separation therefrom (for example, from employee to consultant or director, or vice versa), the Board shall have authority to determine whether or not such change constitutes a cessation of employment or service for purposes of this paragraph.

7. Other Awards.

Awards of Options may be made alone, in addition to or in tandem with Awards of Restricted Shares under the Plan.

8. Incentive Stock Options.

Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options granted to any employee under the Plan (and under any other incentive stock option plans of the Company, any Parent Corporation or Subsidiary) are exercisable for the first time shall not exceed $100,000 in any one calendar year. In the event that Section 422 of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (a), the limitation of this paragraph (a) shall be automatically adjusted accordingly.

(b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value thereof at the time of grant; and

(ii) The exercise period of such Incentive Stock Option shall not exceed five years from the date of grant.

Except as modified by the preceding provisions of this Section 8, all the provisions of the Plan applicable to Options generally shall be applicable to Incentive Stock Options granted hereunder.

9. Restricted Shares.

(a) Awards of Shares. Awards of Restricted Shares may be made under this Plan on such terms and conditions as the Board of Directors may from time to time approve. Awards of Restricted Shares may be made alone, in addition to or in tandem with Awards of Options under this Plan. Subject to the terms of this Plan, the Board of Directors shall determine the number of Restricted Shares to be awarded to each recipient and the Board of Directors may impose different terms and conditions on a Restricted Share Award than on any other Award made to the same recipient or other Award recipients. Each recipient of Restricted Shares shall, except in the circumstances described in paragraph (b) below, be issued one or more stock certificates evidencing such Restricted Shares. Each such certificate shall be registered in the name of such recipient, and shall bear an appropriate legend referring to the terms and conditions applicable to the Restricted Shares evidenced thereby.

(b) Forfeiture of Restricted Shares. In making an Award of Restricted Shares, the Board of Directors may impose a requirement that the recipient must remain in the employment or service (including service as a director, advisor or consultant) of the Company or any Parent Corporation or Subsidiary for a specified minimum period of time, or else forfeit all or a portion of such Restricted Shares. In the case of a holder of Restricted Shares whose relationship with the Company or any Parent Corporation or Subsidiary changes during the term of any applicable forfeiture period in a manner that does not constitute a complete separation therefrom (for example, from employee to consultant or director, or vise versa), the Board shall have authority to determine whether or not such change constitutes a cessation of employment or service for purposes of such requirement. In the event any such forfeiture requirement is applicable, the certificate(s) evidencing the Restricted Shares shall be held in custody by the Company until such Shares are no longer subject to forfeiture.

(c) Rights as a Stockholder; Stock Dividends. Subject to any restrictions set forth in the applicable Award Agreement, a recipient of Restricted Shares shall have voting, dividend and all other rights of a stockholder of the Company as of the date such Shares are issued and registered in recipient’s name (whether or not certificates evidencing such Shares are delivered to such recipient). Except as may otherwise be set forth in the applicable Award Agreement, stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares under the applicable Award Agreement and shall be subject to the same terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

10. Automatic Grants to Independent Directors.

(a) Automatic Grants of Options to Independent Directors. Each director of the Company who is an Independent Director, as determined by the Company (each, an “Independent Director”), shall be granted under the Plan on the date of such person’s first election to the Board of Directors of the Company, Non-Statutory Stock Options to purchase up to 50,000 shares of Common Stock which shall be exercisable over a three-year period in equal installments on each of the first three anniversaries of the date of grant. Each Independent Director will also be granted on the anniversary of such Independent Director’s initial election to the Board, Non-Statutory Stock Options to purchase up to 50,000 shares of Common Stock which shall be exercisable immediately. Each such Option shall expire ten years after the date of grant and shall be subject to earlier termination as provided in the Plan. Notwithstanding the foregoing, if at any time during the last six (6) months of the term of any Option granted pursuant to this Section 10, the holder thereof is precluded from selling shares of Common Stock underlying such Option solely by reason of the application to such Independent Director of the policies contained in the Company’s Insider Trading Compliance Manual (or any similar successor policies), the term of such Option shall be deemed automatically extended by a period equal to six (6) months beginning with the first day during which such Independent Director shall no longer be so precluded.

(b) Plan Applicable. Except as set forth in this Section 10, all the provisions of the Plan shall be applicable to Awards granted to Independent Directors hereunder.

(c) Other Independent Director Compensation. Nothing in this Section 10 shall preclude the payment by the Company or any Parent Corporation or Subsidiary to Independent Directors of any other form of compensation, including the granting of Options or Restricted Shares pursuant to other provisions of this Plan.

11. General Award Restrictions.

(a) Investment Representations. The Company may require any person to whom an Award is made, as a condition of such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Award for such person’s own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

(b) Compliance With Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

12. Recapitalization.

In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under this Plan and under any Options granted under this Plan. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options, and a corresponding adjustment in the applicable exercise price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

13. Reorganization or Change in Control of the Company.

(a) Reorganization. In case (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation or (iii) of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Options, either (x) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock, provided that no additional benefits shall be conferred upon holders of Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to any Option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Option immediately before such substitution over the purchase price thereof, or (y) upon written notice to the holders of Options, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding Options; provided, however, that paragraph (b) shall govern acceleration of exercisability of Options with respect to the events described in clauses (i), (ii) and (iii) of such paragraph.

(b) Change in Control. In case of (i) any consolidation or merger involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding voting securities of the Company immediately before such merger or consolidation; (ii) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not, on the date hereof, a “controlling person” (as defined in Rule 405 under the Securities Act of 1933, as amended) (a “Controlling Person”) of the Company shall become (x) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of over 50% of the Company’s outstanding Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company, all outstanding Awards, regardless of the date of such Awards, shall (A) in the case of Options, immediately become exercisable with respect to 100% of the shares of Common Stock subject to such Options and (B) in the case of Restricted Shares, immediately become fully vested and no longer subject to any forfeiture unless otherwise provided in the applicable Award Agreement.

14. No Special Employment Rights.

Nothing contained in this Plan or in any Award Agreement shall confer upon any Award recipient any right with respect to the continuation of such person’s employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award recipient from the rate in existence at the time of the Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of employment for purposes of this Plan or any Award shall be determined by the Board of Directors.

15. Other Employee Benefits.

The amount of any compensation deemed to be received by an employee as a result of any Award (including the exercise of an Option or the sale of shares of Common Stock received upon such exercise or of Restricted Shares) will not constitute “earnings” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

16. Definition of Subsidiary and Parent Corporation.

(a) Subsidiary. The term “Subsidiary” as used in this Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of Awards of Non-Statutory Stock Options or Restricted Shares only, the term “Subsidiary” shall also mean any partnership or limited partnership in which the Company or any Subsidiary controls 50% or more of the voting power of such partnership or limited partnership, or any corporation in an unbroken chain of Subsidiaries if each of the Subsidiaries other than the last Subsidiary in the unbroken chain either owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or controls 50% or more of the voting power of any such partnership or limited partnership in such chain.

(b) Parent Corporation. The term “Parent Corporation” as used in this Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

(c) Employment. The term “employment”, as used in this Plan and in any Award Agreement, shall, unless the context otherwise requires, be defined in accordance with the provisions of Section 1.421-7(h) of the Federal Income Tax Regulations (or any successor regulations).

17. Amendment of this Plan.

The Board of Directors may at any time and from time to time modify, amend or terminate this Plan in any respect, except to the extent stockholder approval is required by law. The termination or any modification or amendment of this Plan shall not, without the consent of an Award recipient, affect such Award recipient’s rights under any Award Agreement unless such Agreement so specifies. With the consent of the Award recipient affected, the Board of Directors may amend outstanding Award Agreements in a manner not inconsistent with this Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

18. Withholding.

The Company’s obligation to deliver Restricted Shares awarded, or shares deliverable upon the exercise of any Option granted under this Plan shall be subject to the Award recipient’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

19. Effective Date and Duration of this Plan.

(a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, any Incentive Stock Options previously granted under the Plan shall terminate and no further Incentive Stock Options shall be granted. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. Unless earlier terminated by the Board of Directors, this Plan shall terminate upon the earlier of (i) the close of business on August 4, 2010 or (ii) the date on which all shares available for issuance under this Plan shall have been issued pursuant to the exercise of Options granted under this Plan and/or are no longer subject to forfeiture pursuant to the terms of any applicable Award Agreement. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the Award Agreements evidencing such Awards.

STAR SCIENTIFIC, INC.

STAR SCIENTIFIC, INC.                                                                        Proxy

2004 ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited by the Board of Directors for the Annual Meeting of

Stockholders on December 3, 2004, 10:00 A.M.

The undersigned stockholder of Star Scientific, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Christopher G. Miller, Paul L. Perito and Jonnie R. Williams, and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of the Company to be held in the James River Salon of The Omni Richmond Hotel, located at 100 South Twelfth Street, Richmond, Virginia, on Friday, December 3, 2004 at 10:00 a.m., local time, and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side hereof. Stockholders who plan to attend the annual meeting may revoke their proxy by attending and casting their vote at the annual meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2004 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.

(Continued and to be signed on other side.)

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

ò Please detach here ò

The Board of Directors Recommends a Vote “FOR” the Proposals set forth in the paragraphs below. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, such proxy will be voted “FOR” the proposals.

1. ELECTION OF DIRECTORS: To serve one-year terms:	01 John R. Bartels, Jr. 04 Leo S. Tonkin	02 Whitmore B. Kelley 05 Jonnie R. Williams	03 Paul L. Perito	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees
(INSTRUCTION: To withhold authority to vote for any individual nominee, place an X in the box marked “FOR ALL NOMINEES” and write the number(s) of the nominee(s) in the box provided to the right.)

2. AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN.	☐ For	☐ Against	☐ Abstain

3. RATIFICATION OF AIDMAN, PISER & COMPANY, P.A. AS INDEPENDENT AUDITORS FOR 2004.	☐ For	☐ Against	☐ Abstain

THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. TO VOTE YOUR PROXY PLEASE MARK BY PLACING AN “X” IN THE APPROPRIATE BOX, SIGN AND DATE THE PROXY.

I will attend the annual meeting. ☐ Address change? Mark Box ☐ Indicate changes below:	Dated: , 2004.

Signature(s) in Box
PLEASE SIGN name exactly as shown on reverse. Where there
is more than one holder, each should sign. When signing as  an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly
authorized person, stating his or her title or authority.